UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule14a-12

Capital Group Core Bond Fund

Capital Group Core Municipal Fund

Capital Group Short-Term Municipal Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)        Title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)        Proposed maximum aggregate value of transaction:

(5)        Total fee paid:

[ ]        Fee paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

(2)        Form, Schedule or Registration Statement No.:

(3)        Filing Party:

(4)        Date Filed:

The following email communication was sent to shareholders of record in connection with the special meetings of certain Capital Group Private Client Services funds held on September 15, 2022.

Subject: All three fixed income fund mergers were approved

Preview: Proxy vote results

Dear [IC_Email_Salutation1],

Thank you for participating in the proxy vote regarding merging select Capital Group Private Client Services funds into corresponding American Funds. The results show that shareholders approved each merger proposal.

The Capital Group Private Client Services Funds will merge into the corresponding American Funds noted below:

Capital Group Private Client Services fund:	American Funds:
Capital Group Core Bond Fund	The Bond Fund of America®
Capital Group Core Municipal Fund	Limited Term Tax-Exempt Bond Fund of America®
Capital Group Short-Term Municipal Fund	American Funds Short-Term Tax-Exempt Bond Fund®

As a reminder, we anticipate that this tax-free fund merger will reduce overlap in our investment strategies and decrease shareholder costs. Each of the American Funds charges lower fees than its corresponding Capital Group Private Client Services fund.

You do not need to take any further action, and you will not be subject to any additional fees as a result of this merger. Your shares in the Capital Group Private Client Services fund will be replaced with an equivalent value of Class F-3 shares in the corresponding American Fund.

We expect the mergers to occur on or about September 16, 2022, for Capital Group Core Bond Fund and September 23, 2022, for Capital Group Core Municipal Fund and Capital Group Short-Term Municipal Fund.

My team and I can help answer any questions you might have. Please don’t hesitate to contact me.

Thank you,

[PWA email signature]

Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity, so they may lose value.

Investors should carefully consider the investment objectives, risks, charges and expenses of the Capital Group Private Client Services funds. This and other important information is contained in the Combined Prospectus/Proxy Statement, which can be obtained from your Private Wealth Advisor and should be read carefully before investing.

© American Funds Distributors, Inc.